  AMENDMENT NO. 7 dated as of December 29, 1993, to the Rights Agreement dated as of September 9, 1986, as amended, between Cummins Engine Company, Inc., an Indiana corporation (the "Company"), and The First National Bank of Chicago, a national banking association, as Rights Agent (the "Rights Agent").

  WHEREAS the Company and the Rights Agent are parties to a Rights Agreement dated as of September 9, 1986, as amended (the "Rights Agreement"); and

  WHEREAS the Company and the Rights Agent deem it desirable to further amend the Rights Agreement as set forth herein.

  NOW THEREFORE, in consideration of the mutual promises and covenants contained herein and in the Rights Agreement, the parties hereto agree as follows:

  1. Section 1(a) of the Rights Agreement is hereby amended to read in its entirety as follows:

    "(a) "Acquiring Person" shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall after the acquisition by such Person (or by such Person's Affiliates or Associates) on or after July 16, 1990 of Beneficial Ownership of Common Shares be the Beneficial Owner of 15% or more of the Common Shares then outstanding (the number of Common Shares then outstanding being the number set forth in the then most recently available filing by the Company pursuant to the Exchange Act) but shall not include (i) the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any of its Subsidiaries or any Person holding Common Shares for or pursuant to the terms of any such employee benefit plan; (ii) any Person who becomes a Beneficial Owner of 15% or more of the Common Shares then outstanding and who, within 5 Business Days of the public announcement by the Company or such Person that such Person has acquired such Beneficial Ownership, divests itself of a sufficient number of Common Shares so that it is no longer the Beneficial Owner of 15% or more of the then outstanding Common Shares; (iii) Ford Motor Company, a Delaware corporation ("Ford"), provided that Ford does not acquire Beneficial Ownership of Common Shares except as permitted pursuant to Section 3.2(a)(i), Section 3.2(e) or Section 3.2(f) of the Investment Agreement between the Company and Ford dated as of July 16, 1990 (the "Ford Investment Agreement"), or pursuant to the Option Agreement (as defined in such Investment Agreement); (iv) the Trustee and the Trust (as such terms are defined in the Consent and Amendment dated as of December 29, 1993 (the "Consent and Amendment") between the Company and Tenneco Inc., a Delaware corporation ("Tenneco"), provided that the Trustee does not acquire Beneficial Ownership of Common Shares except as permitted pursuant to (x)
  Section 3.2(a)(i), Section 3.2(d) or Section 3.2(e) of the Investment Agreement between the Company and Tenneco dated as of July 16, 1990 (the "Tenneco Investment Agreement") or (y) the Consent and Amendment; or (v) Kubota Corporation, a Japanese corporation ("Kubota"), provided that Kubota does not acquire Beneficial Ownership of Common Shares except as permitted to Section 3.2(a)(i), Section 3.2(d) and Section 3.2(e) of the Investment Agreement between the Company and Kubota dated as of July 16, 1990 (the "Kubota Investment Agreement")."

  2. Section 1(b) of the Rights Agreement is hereby amended to read in its entirety as follows:

    "(b) "Affiliate" and "Associate", when used with reference to any Person, shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on the date hereof, provided, however, that (i) the Trustee shall not be deemed to be controlled by, or under common control with, any other Person, (ii) no trust or estate as to which the Trustee serves as trustee or in a similar fiduciary capacity shall be deemed to be an Associate of the Trust and (iii) no Person shall be considered to be controlled by the Trust, and no Common Shares shall be considered owned by the Trust, unless the Trustee has such control or such ownership in its capacity as Trustee and not in any other capacity."
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  3. Section 1(c) of the Rights Agreement is hereby amended to read in its entirety as follows:

    "(c) "A Person shall be deemed the "Beneficial Owner" of, and shall be deemed to "beneficially own" any securities:

      (i) which such Person or any of such Person's Affiliates or Associates beneficially owns, directly or indirectly;

      (ii) which such Person or any of such Person's Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, rights (other than rights issuable under this Rights Agreement), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange thereunder; or (B) the right to vote pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations under the Exchange Act and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report); or

      (iii) which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing), for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in clause (B) of subparagraph (ii) of this paragraph (c)) or disposing of any securities of the Company.

  Notwithstanding the foregoing, in accordance with the terms of the Consent and Amendment, Tenneco will be deemed to be the Beneficial Owner of all the Common Shares held or controlled by the Trust (other than the Common Shares specified in Section 5(b)(1)(B) of the Consent and Amendment)."

  4. Section 1(hh) of the Rights Agreement is hereby amended to read in its entirety as follows:

    "(hh) "Tender Offer Date" shall mean the first date of the commencement of, or first public disclosure of the intent of any Person (other than (w) the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any of its Subsidiaries or any Person holding Common Shares for or pursuant to the terms of any such employee benefit plan, (x) Ford in connection with its making of an offer in accordance with Section 3.2(a)(i) or Section 3.2(f) of the Ford Investment Agreement, (y) the Trustee in connection with its making of an offer in accordance with the final provision of Section 3.2(e) of the Tenneco Investment Agreement or
  (z) Kubota in connection with its making of an offer in accordance with the final provision of Section 3.2(a)(i) or Section 3.2(e) of the Kubota Investment Agreement) to commence a tender or exchange offer for 20% or more of the outstanding Common Shares (including any such date which is after the date of this Rights Agreement and prior to the issuance of the Rights)."

  5. Section 11(d)(i) of the Rights Agreement is hereby amended to read in its entirety as follows:

    "Notwithstanding any provision of this Rights Agreement, a Triggering Event shall not be deemed to have occurred solely as a result of (i) any of Ford, the Trustee or Kubota becoming the Beneficial Owner of Common Shares as permitted pursuant to (x) in the case of Ford, Section 3.2(a), Section 3.2(e) or Section 3.2(f) of the Ford Investment Agreement, (y) in the case of the Trustee, Section 3.2(a), Section 3.2(d) or Section 3.2(e) of the Tenneco Investment Agreement or, in the case of any Transferee, pursuant

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  to the terms of the Consent and Amendment or (z) in the case of Kubota,
  Section 3.2(a), Section 3.2(d) or Section 3.2(e) of the Kubota Investment Agreement or (ii) Ford becoming the Beneficial Owner of Common Shares as permitted by the Option Agreement."

  6. Except as expressly amended hereby, the Rights Agreement shall remain in full force and effect.

  IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 7 to the Rights Agreement to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                          CUMMINS ENGINE COMPANY, INC.

                                          By: _____________________________

                                             Peter B. Hamilton

                                             Vice President and Chief
                                              Financial Officer

[SEAL]

Attest:

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Steven L. Zeller

Secretary

                                          THE FIRST NATIONAL BANK OF CHICAGO,
                                           as Rights Agent

                                          By: _____________________________

                                             Michael R. Phalen

                                             Vice President

[SEAL]

Attest:

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